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                                                                   EXHIBIT 10.87

                                    P&R NOTE

$560,000.00                                                       March 29, 2002
                                                         Los Angeles, California

        FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged, Pollet & Richardson, A Law Corporation ("Maker"), hereby promises to pay to STAAR Surgical Company, or order ("Holder"), at the address designated on the signature page of this Note, or at such other place as Holder may designate by written notice to Maker, the principal sum herein below described ("Principal Amount"), together with interest thereon, in the manner and at the times provided and subject to the terms and conditions described herein.

        1.      PRINCIPAL AMOUNT.

                The Principal Amount means the sum of $560,000.00.

        2.      INTEREST.

                Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the Commencement Date (as that term is defined herein) at the rate of five percent (5%) per annum, compounded annually. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty
(30) day month.

        3.      PAYMENT OF PRINCIPAL AND INTEREST.

                Subject to paragraph 9, below, Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all other indebtedness due under this Note in forty-seven (47) equal monthly installments of ten thousand dollars ($10,000) each, commencing one (1) month from the Commencement Date, and concluding three (3) years and eleven (11) months from the Commencement Date, and one (1) payment due four (4) years from the Commencement Date, for all sums remaining due under this Note (i.e., approx. $153,552). If the date set for payment by Maker of any installment or other sum due under this Note falls on a Saturday, Sunday or holiday recognized by either the United States of America or the State of California, payment under this Note shall be due on the first subsequent business day.

        4.      COMMENCEMENT DATE.

                The Commencement Date shall be June 1, 2002.

        5.      SECURITY/RELEASE OF SECURITY.

                Maker shall pledge as security for the repayment of all sums payable under this Note all of Maker's accounts receivable, both those existing at the time of the execution of this Note and those which come into existence at a future date prior to the exoneration of this Note. Maker shall execute a Security Agreement of even date evidencing Holder's security interest in the accounts receivable. If, at a future date, Maker obtains a line of credit from a third party, not to exceed $250,000, secured by Maker's accounts receivable, Holder's security interest in

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Maker's accounts receivable will be subordinated to the security interest of the party which extends the line of credit to Maker. This Note shall be recourse as to Maker, but non-recourse as to Maker's shareholders, officers, directors, agents and employees.

        6.      PREPAYMENTS.

                Maker shall have the right to prepay any portion of the Principal Amount and interest due without prepayment penalty or premium or discount.

        7.      MANNER OF PAYMENTS/CREDITING OF PAYMENTS.

                Payments of any amount required hereunder shall be made in lawful money of the United States or in such other property as Holder, in its sole and absolute discretion, may accept, without deduction or offset, and shall be credited first against accrued but unpaid fees and costs, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

        8.      INTEREST ON DELINQUENT PAYMENTS.

                Any payment under this Note not paid when due shall bear interest at the same rate and method as interest is charged on the Principal Amount from the due date until paid.

        9.      ACCELERATION UPON DEFAULT.

                At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

                        (a) If Maker shall breach any condition or obligation imposed on Maker pursuant to the terms of this Note, the Settlement Agreement And General Release of even date, or the Security Agreement of even date, provided however that if any such breach is reasonably susceptible of being cured, Maker shall be entitled to a grace period of fifteen (15) days following written notice of such event of default to cure;

                        (b) If Maker shall make an assignment for the benefit of creditors;

                        (c) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

                        (d) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to pay Maker's debts as they become due;

                        (e) if any petition is filed against Maker under the Bankruptcy Code and either (A) the Bankruptcy Court orders relief against Maker, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing;

                        (f) If any attachment, execution or other writ is levied on substantially all of the assets of Maker and remains in effect for more than five (5) days; or

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                        (g)     If Maker shall apply for or consent to the
        appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect.

Maker shall notify Holder immediately if any event of default occurs.

        10.     COLLECTION COSTS AND ATTORNEYS' FEES.

                Maker agrees to pay Holder all costs and expenses, including reasonable attorneys' fees, paid or incurred by Holder in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note by the parties hereto, the prevailing party in any such proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

        11.     NOTICE.

                Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment to such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

        12.     USURY COMPLIANCE.

                All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration givenwith respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

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        13.     JURISDICTION; VENUE.

                This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California, excluding any law relating to the conflict of laws. Any action to enforce payment of this Note shall be filed and heard solely in Los Angeles County, California.

        14.     BUSINESS PURPOSE.

                This Note is entered into by Maker in connection with a business transaction and not for personal, family or household purposes.

                                   MAKER:

                                   Pollet & Richardson
                                   A Law Corporation

                                   By: /s/ Erick E. Richardson, Jr.
                                       ----------------------------
                                           Erick E. Richardson, Jr., President

                                   MAKER'S ADDRESS:

                                   10900 Wilshire Boulevard, Suite 500
                                   Los Angeles, California 90024

                                   HOLDER'S ADDRESS:

                                   STAAR SURGICAL COMPANY
                                   1911 Walker Avenue
                                   Monrovia, California 91016
                                   Attn.: Chief Financial Officer

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